EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST NINE MONTHS OF FISCAL YEAR 2021 OPERATING RESULTS

DURANGO, Colorado (January 13, 2021) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company,” “we” or “our”) today reported its operating results for the three and nine months ended November 30, 2020. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

COVID-19

We have experienced business disruptions resulting from efforts to contain the rapid spread of the novel coronavirus (“COVID-19”), including the vast mandated self-quarantines and closures of non-essential business throughout the United States and around the world. Nearly all stores have been directly and negatively impacted by public health measures taken in response to the COVID-19 pandemic, with nearly all locations experiencing reduced operations as a result of, among other things, modified business hours and store and mall closures. As a result, franchisees and licensees are not ordering products for their stores in line with historical amounts. This trend has negatively impacted, and is expected to continue to negatively impact, among other things, factory sales, retail sales and royalty and marketing fees of the Company.

THIRD QUARTER HIGHLIGHTS

●	Total revenue decreased 8.6 percent to $7.2 million during the three months ended November 30, 2020 compared to $7.9 million during the three months ended November 30, 2019.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 16.9 percent during the three months ended November 30, 2020 compared to the three months ended November 30, 2019.

●

Net income increased to $524,000, or $0.09 per basic and $0.08 per diluted share in the three months ended November 30, 2020 compared to a net loss of $72,000, or $(0.01) per basic and diluted share in the three months ended November 30, 2019.

●	Operating income increased to $399,000 in the three months ended November 30, 2020 compared to an operating loss of $98,000 during the three months ended November 30, 2019.

●

Factory sales decreased 3.7 percent during the three months ended November 30, 2020 compared to the three months ended November 30, 2019, primarily due to a 22.5 percent decrease in sales of product to our network of franchised and licensed retail stores partially offset by a $855,000 increase in shipments of product to customers outside our network of franchised retail stores.

●	Royalty and marketing fees decreased 19.4 percent in the three months ended November 30, 2020.

●

Franchise fees decreased 44.0 percent in the three months ended November 30, 2020 compared to the three months ended November 30, 2019, primarily due to a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of the franchise agreement.

●	The Company’s franchisees opened two Rocky Mountain Chocolate Factory locations and one U-Swirl location during the three months ended November 30, 2020.

THIRD QUARTER OPERATING RESULTS

Total revenue decreased 8.6 percent to $7.2 million during the three months ended November 30, 2020 compared to $7.9 million during the three months ended November 30, 2019.

Total factory sales decreased 3.7 percent to $5.6 million in the three months ended November 30, 2020 compared to $5.8 million in the three months ended November 30, 2019. This decrease was due to a 22.5 percent decrease in sales of product to our network of franchised and licensed retail stores, partially offset by an $855,000 increase in shipments of product to customers outside our network of franchised retail stores. The decrease in sales of product to our network of franchised and licensed retail stores was primarily the result of the COVID-19 pandemic and the associated public health measures in place during the three months ended November 30, 2020, which significantly reduced traffic in our stores. The increase in shipments of product to customers outside our network of franchise and licensed retail stores was primarily the result of sales associated with our strategic alliance with Edible Arrangements®, LLC and its affiliates (“Edible”). Factory gross margins increased 200 basis points to 19.1 percent of factory sales in the three months ended November 30, 2020 compared to 18.9 percent in the three months ended November 30, 2019.

Retail sales declined 24.5 percent to $531,400 in the three months ended November 30, 2020 compared to $704,300 in the three months ended November 30, 2019. This decrease in retail sales was primarily the result of limited operations and limited foot traffic during the three months ended November 30, 2020. The limited operations at our Company-owned stores was the result of the COVID-19 pandemic and the associated public health measures in place during the three months ended November 30, 2020. As of November 30, 2020, all Company-owned stores had resumed limited operations following COVID-19 related closures. Same store sales at all Company-owned stores and cafés decreased 16.3 percent in the three months ended November 30, 2020 compared to the three months ended November 30, 2019.

Royalty and marketing fees decreased 19.4 percent to $1.1 million in the three months ended November 30, 2020 compared to $1.3 million in the three months ended November 30, 2019, primarily due to the COVID-19 pandemic and the associated public health measures in place during the three months ended November 30, 2020 and a decrease in domestic franchise units in operation. Many of our franchised locations experienced continued reduced operations during the three months ended November 30, 2020. The average number of total domestic franchise stores in operation decreased 9.4 percent from 267 in the three months ended November 30, 2019 to 242 during the three months ended November 30, 2020. This decrease is the result of domestic store closures exceeding domestic store openings. Same store sales at franchise stores and cafés in operation decreased 8.5 percent during the three months ended November 30, 2020 compared to the three months ended November 30, 2019. The Company’s franchisees opened two Rocky Mountain Chocolate Factory locations and one U-Swirl location during the three months ended November 30, 2020. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 44.0 percent to $46,100 in the three months ended November 30, 2020 compared to $82,300 in the three months ended November 30, 2019, as a result of a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of the franchise agreement.

Income from operations increased in the three months ended November 30, 2020 to $399,000 compared to an operating loss of $98,000 in the three months ended November 30, 2019.

Net income increased to $524,000, or $0.09 per basic and $0.08 per diluted share, in the three months ended November 30, 2020, compared to a net loss of $72,000, or $(0.01) per basic and diluted share, in the three months ended November 30, 2019.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 38.7 percent for the three months ended November 30, 2020 to $848,000 compared to $1.4 million for the three months ended November 30, 2019.

NINE-MONTH OPERATING RESULTS

Total revenue decreased 35.7 percent to $15.3 million during the nine months ended November 30, 2020 compared to $23.7 million during the nine months ended November 30, 2019.

Total factory sales decreased 29.4 percent to $11.2 million in the nine months ended November 30, 2020 compared to $15.9 million in the nine months ended November 30, 2019. The decrease was primarily due to a 42.2 percent decrease in sales of product to our network of franchised and licensed retail stores, the result of the COVID-19 pandemic and the associated public health measures in place during the nine months ended November 30, 2020, which significantly reduced traffic in our stores. This was partially offset by a 24.2 percent increase in shipments of product to customers outside our network of franchised retail stores, the result of our strategic alliance with Edible.

Retail sales declined 50.6 percent to $1.2 million in the nine months ended November 30, 2020 compared to $2.5 million in the nine months ended November 30, 2019. This decrease in retail sales was primarily due to the COVID-19 pandemic and the associated public health measures in place during the nine months ended November 30, 2020. All of our company-owned stores experienced reduced operations and periods of full closure during the nine months ended November 30, 2020.

Royalty and marketing fees decreased 47.9 percent to $2.7 million in the nine months ended November 30, 2020 compared to $5.1 million in the nine months ended November 30, 2019, primarily due to the COVID-19 pandemic and the associated public health measures in place during the nine months ended November 30, 2020. Nearly all of our franchised locations experienced reduced operations and periods of full closure during the nine months ended November 30, 2020. The Company’s franchisees opened two Rocky Mountain Chocolate Factory locations and six U-Swirl franchised cafés during the nine months ended November 30, 2020. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 35.4 percent to $174,700 in the nine months ended November 30, 2020 compared to $270,500 in the nine months ended November 30, 2019, as a result of a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of fewer franchise agreements.

Operating income decreased from $2.1 million in the nine months ended November 30, 2019 to an operating loss of $4.3 million in the nine months ended November 30, 2020.

A net loss of $(3.1) million, or $(0.51) per basic and diluted share, in the nine months ended November 30, 2020, compared to net income of $1.6 million, or $0.26 per basic and $0.25 per diluted share, in the nine months ended November 30, 2019.

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased from $5.1 million in the nine months ended November 30, 2019 to a loss of $(2.6) million in the nine months ended November 30, 2020.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with Company-owned store closures, contested proxy costs, event specific inventory reserves and the evaluation of strategic alternatives) to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 13, 2021, the Company, through its subsidiaries and its franchisees and licensees operated 390 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 40 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company’s business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company’s liquidity, the Company’s cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible, the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company’s online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2020. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company’s ability to manage costs and reduce expenditures in a low or zero revenue environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2020	November 30, 2020
United States
Rocky Mountain Chocolate Factory
Franchise Stores	2	161
Company-Owned Stores	0	2
Cold Stone Creamery	0	97
International License Stores	0	51
U-Swirl
Franchise Stores	1	73
Company-Owned Stores	0	3
International License Stores	0	1
Total	3	388

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	November 30, 2020	February 29, 2020
Current Assets	$15,335	$13,612
Total Assets	28,281	27,817
Current Liabilities	8,756	5,607
Total Liabilities	11,593	8,461
Stockholder's Equity	$16,688	$19,356

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended November 30,		Three Months Ended November 30,
	2020	2019	2020	2019
Revenues
Factory sales	$5,571	$5,787	77.1%	73.1%
Royalty and marketing fees	1,081	1,340	15.0%	16.9%
Franchise fees	46	82	0.6%	1.0%
Retail sales	531	705	7.3%	8.9%
Total Revenues	7,229	7,914	100.0%	100.0%

Costs and expenses
Cost of sales	4,688	4,956	64.8%	62.6%
Franchise costs	441	428	6.1%	5.4%
Sales and marketing	382	435	5.3%	5.5%
General and administrative	789	1,530	10.9%	19.3%
Retail operating	361	446	5.0%	5.6%
Depreciation and amortization, exclusive of depreciation and amortization expense of $158 and $147 included in cost of sales, respectively	169	217	2.3%	2.7%
Costs associated with Company-owned store closures	-	-	0.0%	0.0%
Total Costs and Expenses	6,830	8,012	94.5%	101.2%

Income (loss) from operations	399	(98)	5.5%	-1.2%

Other income (expense)
Interest expense	(24)	(3)	-0.3%	0.0%
Interest income	3	7	0.0%	0.1%
Gain on insurance recovery	211	-	2.9%	0.0%
Debt forgiveness income	108	-	1.5%	0.0%
Other Income, net	298	4	4.1%	0.1%

Income (loss) before income taxes	697	(94)	9.6%	-1.2%

Provision for income taxes	173	(22)	2.4%	-0.3%

Consolidated net income (loss)	524	(72)	7.2%	-0.9%

Basic Earnings (Loss) Per Common Share	$0.09	$(0.01)

Diluted Earnings (Loss) Per Common Share	$0.08	$(0.01)

Weighted Average Common Shares Outstanding	6,070,887	5,994,955

Dilutive Effect of Employee Stock Awards	213,432	-

Weighted Average Common Shares Outstanding, Assuming Dilution	6,284,319	5,994,955

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2020	2019	2020	2019
Revenues
Factory sales	$11,204	$15,875	73.4%	66.9%
Royalty and marketing fees	2,666	5,119	17.5%	21.6%
Franchise fees	175	270	1.1%	1.1%
Retail sales	1,214	2,461	8.0%	10.4%
Total Revenues	15,259	23,725	100.0%	100.0%

Costs and expenses
Cost of sales	10,625	13,309	69.6%	56.1%
Franchise costs	1,313	1,353	8.6%	5.7%
Sales and marketing	1,265	1,427	8.3%	6.0%
General and administrative	4,757	3,505	31.2%	14.8%
Retail operating	1,010	1,364	6.6%	5.7%
Depreciation and amortization, exclusive of depreciation and amortization expense of $473 and $440 included in cost of sales, respectively	531	674	3.5%	2.8%
Costs associated with Company-owned store closures	69	-	0.5%	0.0%
Total Costs and Expenses	19,570	21,632	128.3%	91.2%
		-
Income from operations	(4,311)	2,093	-28.3%	8.8%

Other income (expense)
Interest expense	(72)	(18)	-0.5%	-0.1%
Interest income	14	23	0.1%	0.1%
Gain on insurance recovery	211	-	1.4%	0.0%
Debt forgiveness income	108	-	0.7%	0.0%
Other Income, net	261	5	1.7%	0.0%

Income before income taxes	(4,050)	2,098	-26.5%	8.8%

Provision for income taxes (benefit)	(982)	540	-6.4%	2.3%

Consolidated net income	(3,068)	1,558	-20.1%	6.6%

Basic Earnings Per Common Share	$(0.51)	$0.26

Diluted Earnings Per Common Share	$(0.51)	$0.25

Weighted Average Common Shares Outstanding	6,065,237	5,978,270

Dilutive Effect of Employee Stock Awards	-	271,667

Weighted Average Common Shares Outstanding, Assuming Dilution	6,065,237	6,249,937

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended November 30,
	2020	2019	Change
GAAP: Income from Operations	$399	$(98)	-507.1%
Depreciation and Amortization	327	364
Stock-Based Compensation Expense	113	116
Costs associated with non-recurring expenses (1)	9	1,002
Non-GAAP, adjusted EBITDA	$848	$1,384	-38.7%

(1) Non-recurring expenses include costs associated with Company-owned store closures, contested proxy costs and the evaluation of strategic alternatives.

	Nine Months Ended November 30,
	2020	2019	Change
GAAP: Income (loss) from Operations	$(4,311)	$2,093	-306.0%
Depreciation and Amortization	1,005	1,114
Stock-Based Compensation Expense	400	503
Costs associated with non-recurring expenses (1)	283	1,349
Non-GAAP, adjusted EBITDA	$(2,623)	$5,059	-151.8%

(1) Non-recurring expenses include costs associated with Company-owned store closures, contested proxy costs, event specific inventory reserves and the evaluation of strategic alternatives.

COVID-19 SPECIFIC FINANCIAL IMPACTS

(in thousands)
(unaudited)

COVID-19 Specific Impacts	Nine Months Ended November 30, 2020
Accounts and notes receivable reserves	$1,469
Intangible asset and goodwill impairments	476
PPP loan (forgiveness pending)	1,438

Total COVID-19 Specific Impacts	$3,383